As filed with the Securities and Exchange Commission on September 20, 2016

Registration No. 333-213563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No.1 to Form S-3 on

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	13-3398766

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	20-1059842

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

767 Fifth Avenue, Suite 4700

New York, New York 10153

(212) 702-4300

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrants’ Principal Executive Offices)

Keith Cozza
President, Chief Executive Officer and Director
767 Fifth Avenue, Suite 4700
New York, New York 10153
(212) 702-4300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:
Julie M. Allen, Esq.
Proskauer Rose LLP
11 Times Square
New York, New York 10036
(212) 969-3155

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Pre-Effective Amendment No. 1 to the Form S-3 Registration Statement on Form S-3/A is to file and add Exhibit 4.4, the Form of Indenture (Subordinated Debt Securities). Accordingly, this Pre-Effective Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. This Pre-Effective Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The Securities and Exchange Commission registration fee and the estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee		$100,700
The NASDAQ Stock Market Listing Fees		*
Transfer Agent and Registrar, Trustee and Depositary Fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Miscellaneous		*
Total	$	*

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Indemnification Under the Delaware Limited Partnership Act and the Second Amended and Restated Icahn Enterprises Partners L.P. Limited Partnership Agreement

Icahn Enterprises L.P., or the Partnership, is organized under the laws of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “Partnership Act”) provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 6.15 of our partnership agreement provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute willful misconduct. The agreement further provides that an Indemnitee shall not be denied indemnification in whole or in part under Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of the Partnership. The record holders shall not be subject to personal liability by reason of the indemnification provision.

Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Icahn Enterprises Finance Corp.

Icahn Enterprises Finance Corp. is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that under certain circumstances a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits

(a)          Exhibits

See the accompanying Exhibit Index.

Item 17. Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)         That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(9)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed under the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 20, 2016.

ICAHN ENTERPRISES L.P.

By: Icahn Enterprises G.P. Inc., its general partner

/s/ Keith Cozza
Keith Cozza
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Keith Cozza	President, Chief Executive	September 20, 2016
Keith Cozza	Officer and Director

*	Chief Financial Officer and
SungHwan Cho	Director

*	Chief Accounting Officer
Peter Reck

*	Director
Jack G. Wasserman

*	Director
William A. Leidesdorf

*	Director
James L. Nelson

Chairman of the Board
Carl C. Icahn

* The undersigned does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above indicated officer or director of the general partner of Icahn Enterprises L.P. pursuant to a power of attorney executed by such director.

/s/ Keith Cozza	Attorney-in-fact
Keith Cozza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 20, 2016.

ICAHN ENTERPRISES FINANCE CORP.

/s/ Keith Cozza
Keith Cozza
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Keith Cozza	President, Chief Executive	September 20, 2016
Keith Cozza	Officer and Director

*	Chief Financial Officer and
SungHwan Cho	Director

*	Chief Accounting Officer
Peter Reck

*	Director
Jack G. Wasserman

*	Director
William A. Leidesdorf

*	Director
James L. Nelson

Chairman of the Board
Carl C. Icahn

* The undersigned does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above indicated officer or director of the general partner of Icahn Enterprises L.P. pursuant to a power of attorney executed by such director.

/s/ Keith Cozza	Attorney-in-fact
Keith Cozza

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement. *
4.1	Specimen Depositary Receipt (incorporated by reference to Exhibit No. 4.1 to Icahn Enterprises’ Form 10-Q (SEC File No. 001-09516) filed on August 4, 2016).
4.2	Specimen Certificate representing preferred units (incorporated by reference to Exhibit No. 4.9 to Icahn Enterprises’ Form S-3 (SEC File No. 033-54767), filed on February 22, 1995).
4.3	Form of Indenture.**
4.4	Form of Indenture (Subordinated Debt Securities).
4.5	Form of Warrant Agreement and Warrant Certificate. *
4.6	Form of Rights Agreement and Rights Certificate. *
5.1	Opinion of Proskauer Rose LLP.**
12.1	Statement regarding computation of ratios.**
23.1	Consent of Grant Thornton LLP.**
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).**
24.1	Power of Attorney (included on the signature pages to this From S-3).**
25.1	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Indenture.**

*To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, as applicable.

** Previously Filed